Exhibit 23.4

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Moose Mountain Technical Services and its Vice President of Geology and Resources, Sue Bird, P.Eng., in connection with the Registration Statement on Form S-1 (and any amendments, supplements and/or exhibits thereto, the “Registration Statement”) of U.S. GoldMining Inc. (the “Company”), hereby consents to:

●	The public filing and/or incorporation by reference by the Company and use of the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” (the “Technical Report”), with an effective date of September 22, 2022, date of issue of September 23, 2022 and revised date of issue of December 16, 2022, which was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Registration Statement;
●	The use of and references to their name, including their status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) on the Company’s website, or in connection with the Registration Statement; and
●	Any extracts from or a summary of the Technical Report on the Company’s website and in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by them, that they supervised the preparation of and/or that was reviewed and approved by them, that is made available on the Company’s website or included in the Registration Statement.

Moose Mountain Technical Services and Sue Bird, P.Eng. are responsible for authoring, and this consent pertains to, the Technical Report. Moose Mountain Technical Services and Sue Bird, P.Eng. certify that they have read the Registration Statement and that it fairly and accurately represents the information in the sections of the Technical Report for which Moose Mountain Technical Services and Sue Bird, P.Eng. are responsible.

Dated: March 28, 2023

Executed by Sue Bird, P.Eng. both in her individual capacity, and on behalf of Moose Mountain Technical Services

	By:	/s/ Sue Bird, P.Eng.
	Name:	Sue Bird, P.Eng.
	Title:	Vice President of Geology and Resources